UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

NOVATEL WIRELESS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31659	86-0824673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9645 Scranton Road, Suite 205

San Diego, CA 92121

(Address of Principal Executive Offices, including Zip Code)

(858) 320-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 6, 2008, Novatel Wireless, Inc. (the “Company”) announced that its Board of Directors approved a stock repurchase program providing for the repurchase of up to $25 million of the Company’s common stock on the open market through September 5, 2008. The timing, price and volume of repurchases will be based on market conditions, relevant securities laws and other factors. The stock repurchase program does not require the Company to repurchase any specific number of shares, and the Company may terminate the repurchase program at any time. A copy of the Company’s press release announcing the stock repurchase program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 of Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on March 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

Date: March 6, 2008	By:	/s/ Kenneth Leddon
Kenneth Leddon Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on March 6, 2008